Exhibit 10.18

CONFIDENTIAL TREATMENT

PRODUCTION PURCHASE AGREEMENT

This Production Purchase Agreement (“the Agreement”) is made and entered into by and between 3PARdata, Inc., a California corporation with principal offices at 4209 Technology Drive, Fremont, CA 94538 (“3PARdata”), and Xyratex Technology Limited a company organized under the laws of the United Kingdom with principal offices at Langstone Road, Havant, Hampshire, P09 1SA, UK (“Seller”). The parties hereby agree as follows:

1.   Scope.  This Agreement shall apply to all purchase orders placed by 3PARdata and accepted by Seller during the Term (as defined below) for the Product(s) described in Exhibit A attached hereto (“Product(s)”), as such Exhibit may be amended from time to time to add products upon the mutual agreement of the parties.

2.   Term.  The term of this Agreement shall commence upon execution hereof by both parties (the “Effective Date”) and shall continue for two (2) years, (“Initial Term”), and thereafter this Agreement shall be automatically renewed for additional one (1) year periods (the “Extended Term”) unless (i) 3PARdata gives written notice of termination at least sixty (60) days before the end of the Initial Term or any anniversary thereof or (ii) Seller gives written notice of termination at least nine (9) months before the end of the Initial Term or any anniversary thereof or (iii) unless sooner terminated in accordance with the provisions hereof (collectively the “Extended Term”). “Term” shall mean the Initial Term and the Extended Term, if applicable.

3.   Terms and Conditions.  This Agreement contains the terms and conditions which apply to all purchases, notwithstanding any purchase order, acknowledgment or other business forms transmitted by Seller or 3PARdata.

4.   Prices.

  (a) At the commencement of each calendar quarter throughout the term of this Agreement, Seller shall provide 3PARdata with rolling “not to exceed” pricing [***]. Seller’s initial pricing is set forth in Exhibit B.

  (b)  Seller’s actual pricing will be provided to 3PARdata at the commencement of each calendar quarter and shall not exceed that communicated by Seller pursuant to 4(a) above.

  (c)   Subject to Section 4(a) above, Seller may increase pricing [***]. Orders placed by 3PARdata during the [***] period shall be subject to the pre-increase pricing, even if delivery is scheduled to take place after such [***] period. Price decreases may take effect immediately and apply to existing undelivered orders.

  (d) [***]

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  (e)  Pricing effective as of the Effective Date of this Agreement are set forth in Exhibit B, as such Exhibit may be amended from time to time.

5.   New Products.    The parties agree that any new or modified product(s) will be priced based upon assumed volumes and complexity factors employed in the pricing model of that Product that most closely resembles the new or modified product(s) to be priced. At 3PARdata’s option, 3PARdata may substitute the new or modified product for outstanding orders of the existing Product(s), provided, however, 3PARdata will make all reasonable efforts to consume existing buffer inventories or open purchase orders.

6.   Ex Works.  Product(s) shall be delivered Ex Works (Incoterms 2000) Seller’s facility in Sacramento, California, whereupon title to the Products shall pass to 3PARdata.

7.   Invoices.

  (a) Upon shipment of Product(s) ordered, Seller will submit to 3PARdata an invoice showing quantity of each Product and unit prices. 3PARdata shall pay each invoice [***] for those Products accepted by 3PAR pursuant to Section 10(c) below. The date of any invoice will not pre-date the date of delivery of the Products.

8.   Ordering and Delivery.

  (a) Seller shall provide 3PARdata with Products, on consignment, located at Seller’s Sacramento, California facility as follows:

(i)     Seller will hold an incremental buffer stock of components and other materials [***].

(ii)     Seller commits to [***] build forecasted products and any additional FGI/Products from the component and material buffer stock referred to in Section 8(a)(i) above.

(iii)     Buffer Stock: [***], Seller shall treat all 3PARdata forecasts as being uncommitted and non binding and will not hold 3PARdata liable or responsible for any unordered Products held on consignment (i.e. unconsumed inventory) [***]. The process of managing the level, consumption and liability of such buffer stocks shall be reviewed and mutually revised and agreed to [***].

  (b) 3PARdata shall provide Seller with a three (3) month rolling committed forecast and an additional three (3) month uncommitted forecast.

  (c) 3PARdata shall provide Seller with monthly purchase orders for the following three (3) months. At the beginning of each quarter, 3PARdata shall provide Seller with a Quarterly forecast by email. At the end of each calendar month 3PARdata shall issue a PO to cover the following 3rd month. 3PARdata shall have complete ordering flexibility beyond such three (3) months.

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  (d) 3PARdata shall use its standard purchase order form and shall specify the Product in question, quantity of Product desired, the locations to which the Product is to be delivered, and the date or dates desired for delivery of the ordered Product to such locations.

  (e) Provided the Products so ordered are within 3PARdata’s committed forecast and within the amounts and lead-times provided for in Section (a), Seller shall deliver such Products [***] after 3PARdata’s order if sent by email (“Agreed Delivery Date”). If 3PARdata requires Products for Customer specific orders, 3PARdata shall provide Seller with a “Release Order” by fax or email indicating all required material, ship to information, ship method, etc. If the Products ordered fall outside the parameters of the first sentence of this Section, then Seller shall propose alternative delivery date(s). If accepted by 3PARdata, the alternative delivery date(s) shall become Agreed Delivery Date(s). Seller shall notify 3PARdata within twenty-four (24) hours if it cannot meet any Agreed Delivery Date.

  (f)  3PAR may make changes to the method of shipment and/or plan of delivery by giving forty-eight (48) hours prior notice. 3PAR may make changes to the packaging upon four to six (4–6) weeks notice. Such changes may result in an adjustment to the price and/or delivery schedule. Supplier will provide 3PAR, in writing, any such adjustments within fifteen (15) days of receiving the change request from 3PAR.

  (g)  Seller agrees to populate empty drive magazines with disk drives. 3PARdata shall provide empty disk drive magazines and packaging to Seller, whereupon Seller shall deliver the populated drive magazines [***]. 3PARdata shall provide Seller with a monthly PO. Pricing shall be as set forth in Exhibit B (a) (ii) (2).

9.   Allocated Material.  In the event that any material is in such short supply such that Seller is unable to fill its other customers’ and 3PARdata’s orders for Product(s) in full (“Scarce Material”), at a minimum Seller agrees to allocate Scarce Material to 3PARdata and to utilize any materials in short supply to make Product(s) under whichever of the following formulas would allocate to 3PARdata the greatest amount of Scarce Material:

  (a) In the proportion of 3PARdata’s orders for Product(s) containing such Scarce Material to all of Seller’s customers’ orders for product containing such Scare Material for the month in question;

  (b) In the proportion of 3PARdata’s forecast for Product(s) containing such Scarce Material to all of Seller’s customers’ forecasts for products containing such Scare Material for the month in question; or

In the event Seller fails to meet Agreed Delivery Dates, due to Scarce Materials or otherwise, [***] then Seller shall pay 3PARdata an amount [***].

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10. Acceptance and Quality.

  (a) 3PARdata may inspect the Products, materials and components held by Seller for 3PARdata at Seller’s facilities during Seller’s regular business hours provided Seller and 3PARdata have made advance arrangements for such visit. 3PARdata and its representatives shall observe all reasonable security and handling measures of Seller and shall be accompanied by a Seller representative at all times while on Seller’s premises.

  (b) Seller may not make parts substitutions or process changes without the prior written approval of 3PARdata. Seller shall direct all such requests for parts substitutions to 3PARdata’s Contract Administrator.

  (c) Within seven (7) days of delivery, 3PARdata will inspect, and based upon the results of such inspection, reject or accept Products delivered hereunder in a reasonable period of time, not to exceed a further seven (7) days. Acceptance or rejection shall be based on reasons of quality or function only. 3PARdata shall return Products in the original shipping container, if possible; otherwise 3PARdata shall use a similar shipping container. Seller shall be responsible for 3PARdata’s actual, reasonable shipping costs. Seller shall replace such rejected Products within five (5) days of return. With respect to Product(s) to be replaced, the date determined in the prior sentence shall be deemed an Agreed Delivery Date for purposes of this Agreement, subject to modification in accordance with Section 9 hereof.

11. End of Term Orders. Purchase orders placed by 3PARdata prior to the termination of this Agreement for which the Agreed Delivery Date(s) are after the termination of this Agreement shall continue to be governed by the terms and conditions of the Agreement unless 3PARdata agrees otherwise.

12. 3PARdata Furnished Property.

  (a) In order for Seller to manufacture Product(s) under this Agreement, 3PARdata may provide certain tools and other materials to Seller. In addition, [***] 3PARdata will provide on loan to Seller any new hardware platform and any information and updates related to its latest software to facilitate Seller’s interoperability testing and support of 3PARdata. Such equipment will be placed in Seller’s interoperability laboratory and any information or other proprietary data provided with such equipment will be deemed 3PARdata Confidential Information. While on loan, 3PARdata shall be responsible for providing Seller with its most current versions of software and/or firmware. After such [***] period, Seller shall either purchase the equipment and license the software and/or firmware, at a price to be mutually agreed, or return the same to 3PARdata.

  (b) All tools or other materials furnished by 3PARdata for use in the performance of this Agreement shall remain the property of 3PARdata. Such tools or materials shall be used only by Seller in the performance of this Agreement and in accordance with the requirements of this Agreement relating to such use, and shall be returned to 3PARdata when requested or upon completion or termination of this Agreement. Seller agrees to exercise reasonable care in the safeguarding and preservation of all 3PARdata-furnished property and assumes all responsibility for

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loss, damage, or destruction while such property is within its possession or control. Upon termination of this Agreement, Seller shall promptly return all 3PARdata furnished property to 3PARdata.

13. Risk of Loss or Damage.   Seller shall be responsible for any loss or damage to Product due to Seller’s failure to properly preserve, package, or handle the Product prior to delivery. Seller will also bear the risk of loss with respect to any Product(s) rejected by 3PARdata and returned to Seller, except that 3PARdata will be responsible for any damage to rejected or unaccepted Product occasioned by the willful misconduct or negligence of its employees or those of its contract manufacturer acting within the scope of their employment.

14. Import and Export Licenses.   Seller shall provide all information under its control which is necessary or useful for 3PARdata to obtain any export or import licenses required for 3PARdata to ship or receive Product(s), including, but not limited to, U.S. customs certificates of delivery, affidavits of origin, and U.S. Federal Communications Commissions identifier, if applicable. With respect to Product(s), each party shall comply with export laws enacted by its respective government, and the regulations thereunder.

15. New Processes or Products.   Seller agrees to keep 3PARdata informed and obtain 3PARdata’s prior written approval of any new process(es) or improvements to existing process(es), component level improvements (including, but not limited to, new drive chassis, new software/firmware, new hard disk drives), and new product introductions. Seller shall offer such improved and new products as additions to or as substitutes under the terms and conditions of this Agreement. Seller shall inform 3PARdata of such new processes, improvements or new products at every stage of development no later than it provides such information to any of Seller’s other customers. Seller shall notify and, unless otherwise agreed between the parties, provide, free of charge, no less than 16 evaluation units of improved and new products to 3PARdata sufficiently in advance of Seller’s planned initial shipment so as to allow 3PARdata reasonable opportunity to determine whether it would be interested in such products. Such evaluation units must be purchased or returned by 3PARdata within ninety (90) days of delivery unless otherwise agreed to by Seller in writing.

16. Qualification.   Seller shall use its commercially reasonable efforts to ensure that all Product(s) delivered hereunder meet 3PARdata’s Product specifications and that the highest levels workmanship are achieved and maintained. Subject to Section 18 below, Seller shall provide 3PARdata with qualification data, life test data and reliability modeling data.

17. Component Sales and Support

  (a)        In the event Seller receives terms from its disk suppliers that are more favorable than the terms 3PARdata receives directly from its disk suppliers, then Seller agrees to allow 3PARdata to benefit from its more favorable terms by agreeing to enter into a master purchase agreement for the sale of such disk drives to 3PARdata.

  (b)        The parties have agreed that Seller will provide drives to 3PARdata at the

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negotiated rates. Also, Seller shall provide 3PAR with the following options for the qualification, purchase and installation of disk drives:

(i) Seller qualifies the disk drive and Seller procures the disk drive for installation in Seller Products.

(ii) Seller qualifies the disk drives and procures the disk drives on 3PARdata’s behalf based on 3PARdata’s terms with its disk drive supplier (where 3PARdata or its contract manufacturer has more favorable terms than those offered to Seller) Seller, 3PARdata or its contact manufacturer may install and test the disk drives at 3PARdata’s request.

(iii) Seller qualifies the disk drives and 3PARdata or its contract manufacturer procures the disk drive based upon 3PARdata’s terms with its disk drive supplier. Seller, 3PARdata or its contact manufacturer may install and test the disk drives at 3PARdata’s request.

(iv) Seller shall allow for and provide warranty for its products under the above cases.

(v) 3PARdata shall buy disk drives for both the Seller drive chassis as well as for the LBOD and KBOD. (vi) At 3PARdata’s request, Seller shall procure drives for the SBOD, KBOD and LBOD for 3PARdata.

(vii) Seller agrees to qualify 3PARdata specified SFP’s for use with SBOD.

  (c)        Fibre Channel Nearline Support

(i) Seller shall support the 500GB, and any other future version of Seagate’s fibre channel nearline drives (“FCNL”) for use within the Seller drive chassis Products.

(ii) Seller will support the capability to install and use mission-critical fiber channel drives and FCNL drives within a single Seller drive chassis product. This requirement shall extend, at 3PARdata’s request, to other FCNL drives, including other FCNL versions from Seagate, Hitachi or other (mutually agreed) HDD providers.

  (d)        If Seller begins shipping and supporting next-generation HDD’s in its products while 3PARdata continues to market and ship the previous generation HDD’s, Seller will continue to provide support to 3PARdata in its Products with the previous generation HDD’s providing supply and forecast.

  (e)        Software/Firmware Licensing: – Seller shall provide 3PARdata with a non exclusive, perpetual, worldwide license to receive, install, copy, license, sub-license and distribute supported Seller custom firmware and any future updates from any component vendor (for drive chassis’ and disk drives) for any component that 3PARdata or its contract manufacturer procures directly from Seller and/or the component vendor.

18. Confidential Information.

CONFIDENTIAL TREATMENT

  (a) Each party acknowledges that information which the other party may disclose to it in a tangible form marked “Confidential”, “Proprietary” (or with similar legend), or that is disclosed orally and expressed as being confidential at the time of disclosure or confirmed in writing as confidential within a reasonable time thereafter or information which, by its nature, a reasonable person would consider to be confidential, comprises proprietary and confidential information of the disclosing party (“Confidential Information”). In addition, Confidential Information shall include, without limitation all designs, engineering details, schematics, drawings, and specifications developed by a party, as well as other business, financial or technical information of the disclosing party.

  (b) The receiving party agrees not to use Confidential Information or disclose, distribute or disseminate such Confidential Information except as expressly permitted under this Agreement or as expressly agreed in writing by the disclosing party. The receiving party agrees to restrict access to such Confidential Information to those employees, contractors or consultants of the receiving party who have agreed to be bound by a confidentiality obligation not less protective than that contained in this Agreement, and the receiving party will not use such materials at a location other than the address listed above without the disclosing party’s prior written consent. The receiving party agrees to establish adequate internal safeguards and otherwise use reasonable care in restricting the use and dissemination of any Confidential Information in order to protect against its unauthorized use or disclosure to any third party. The receiving party shall exercise the same degree of care to prevent unauthorized use or disclosure of the Confidential Information to others as it takes to preserve and safeguard its own confidential information, but in any event, no less than a reasonable degree of care.

  (c) The receiving party shall be relieved of this obligation of confidentiality to the extent any information:

(i)     was in the public domain at the time it was disclosed or has become in the public domain through no fault of the receiving party;

(ii)     the receiving party can prove was known to it, without restriction, at the time of disclosure as shown by the files of the receiving party in existence at the time of disclosure;

(iii)     is disclosed by the receiving party with the prior written approval of the disclosing party;

(iv)     the receiving party can prove was independently developed by it without any use of the Confidential Information; or

(v)     becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party’s rights.

  (d) Each party acknowledges that breach of the confidentiality obligation may cause irreparable harm to the disclosing party, the extent of which would be difficult to ascertain.

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Accordingly, each party agrees that the disclosing party may seek immediate injunctive relief in the event of breach of the confidentiality obligation by the receiving party.

  (e) After termination of this Agreement, the receiving party shall promptly return all tangible materials containing such Confidential Information to the disclosing party. Concurrently with the return of such materials, the receiving party agrees to confirm in writing that all materials containing Confidential Information have been returned to the disclosing party.

19. Intellectual Property Rights.

  (a)   3PARdata retains for itself all proprietary and intellectual property rights including all patent rights in the 3PARdata Confidential Information and all derivative works thereof and all improvements, modifications or enhancements thereto, and in and to all designs, engineering details, schematics, drawings, specifications and other similar data which are provided by 3PARdata to Seller under this Agreement. 3PARdata shall have the sole right to file any patent applications thereon. In addition, 3PARdata shall receive a royalty free, non-exclusive, perpetual, irrevocable license to use any proprietary and intellectual property rights made by Seller specifically for 3PARdata.

  (b)     Seller retains for itself all proprietary and intellectual property rights, including without limitation, the Seller Confidential Information, any improvements, modifications or enhancements thereto in the Products and any related documentation to the extent any such right, improvement, modification or enhancement does not contain any 3PARdata Confidential Information, 3PARdata intellectual property rights or other 3PARdata proprietary rights, in which case such rights, improvements, modifications or enhancements shall belong to 3PARdata. The parties agree that the use of Seller Products as incorporated into or combined with 3PARdata products shall not be deemed an improvement, modification or enhancement of the Products for purposes of this Section 19. Subject to the above, nothing in this Agreement shall be construed as transferring any such rights to the 3PARdata or any other person.

  (c)     In the event the parties agree that Seller will perform or create developments specifically for 3PARdata for which 3PARdata pays Seller a fee to develop, the parties agree to meet and discuss ownership of such developments at such time.

20. 3PARdata-unique Components and Customization.

  (a) Seller will not ship Product which was developed by, in conjunction with, or in accordance with specifications from 3PARdata, to any third party without the prior written consent of 3PARdata.

  (b) At 3PARdata’s request, Seller will include 3PARdata custom firmware in the Product’s drive chassis.

  (c) The Products’ drive magazines will meet 3PARdata’s applicable drawings, designs or specifications (including colors, logos, and rack fitting requirements). In addition, the Products’ packaging shall bear the appropriate 3PARdata logos.

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  (d) At 3PARdata’s request, Seller’s drive chassis’ will allow support for 3PARdata custom drive firmware.

21. Inventions.

  (a) All discoveries, improvements and inventions, whether or not patentable, conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, in the performance of this Agreement by 3PARdata personnel shall be the sole and exclusive property of 3PARdata and 3PARdata shall retain any and all rights to file any patent applications thereon.

  (b) Subject to the provisions of Section 22(a) all discoveries, improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, whether or not patentable, in the performance of this Agreement by Seller’s personnel shall be the sole and exclusive property of Seller and Seller shall retain any and rights to file any patent applications thereon.

  (c) Subject to the provisions of Section 22(a) all discoveries, improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, whether or not patentable, in the performance of this Agreement jointly by Seller personnel and 3PARdata personnel (the “Joint Inventions”), shall be the property jointly of Seller and 3PARdata, each party having an equal and undivided one-half (1/2) interest therein. Each party shall be entitled to use, exploit, transfer, and grant licenses with respect to its interest in Joint Inventions without notice or accounting to the other party.

22. Seller’s Process Changes.

  (a) Seller agrees that it will keep 3PARdata informed of any changes in process, design or method of manufacturing that might affect form, fit, function or safety of the Product(s), including without limitation, changes in performance, maintenance procedures, interchangeability, interconnectability, quality, reliability or manufacture compatibility of Product(s). Seller further agrees that it will not implement any change affecting Products supplied to 3PARdata without 3PARdata’s prior written approval.

  (b) Any contemplated changes in process or method of manufacturing will be submitted to 3PARdata [***] in advance of any roll. If 3PARdata cannot approve the roll within such period, Seller will not implement the roll to 3PARdata’s Products until 3PARdata has completed its testing and agrees to the roll.

  (c) In the event there is a hardware change to the form, fit or function of the Products, Seller shall provide 3PARdata on loan [***] evaluation units of the changed parts when existing Products are improved or replaced with new Products. If 3PARdata wishes to keep any of the evaluation Products, Seller agrees to sell such evaluation Products to 3PARdata for a discounted price to be negotiated on a case-by-case basis. Seller’s agreement to sell evaluation Products at a discount applies only to SBOD’s, not disk drives

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and 3PARdata agrees to use any such purchased evaluation Products for testing and/or use in 3PARdata’s lab and not for FRU’s or commercial end customer use.

  (d) Seller agrees to sell to 3PARdata all future Seller generic OEM products (e.g. new drive chassis, new software/firmware, new hard disk drives), as early as all other Seller customers at every stage of the product lifecycle (including design, prototypes, engineering samples, engineering qualification units, and manufacturing/GA units of hardware products or alpha, beta, and GA release of software/firmware) unless Seller is bound under some specific licensing agreement to provide early releases to such licensee.

23. Process Discontinuance.

  (a) Seller may discontinue its manufacture of a Product upon six (6) months prior written notice thereof to 3PARdata (“EOL Date”), so long as Seller does not offer such Product to any other of its customers after it stops offering such Product to 3PARdata. [***] prior to the EOL Date, 3PARdata may place and Seller shall accept any orders for delivery [***] following the EOL Date with respect to any Product so affected. Any such orders placed for the last three month period of this [***] period shall be non-cancelable by 3PARdata.

  (b) In addition to the above, in the event Seller discontinues the manufacture of a Product and 3PARdata still has a requirement for such Products, then Seller shall provide 3PARdata or its contract manufacturer with, or access to, the tooling, components, code, design specifications, manufacturing rights and any other elements to allow 3PARdata or its contract manufacturer to takeover the manufacture and distribution (as contemplated by this Agreement) of the Products that are currently being, or the parties were planning to be, delivered under this Agreement. Seller’s fees associated with this shall be negotiated on a case-by-case basis between the parties.

  (c) Seller agrees to provide 3PARdata with technical support after the EOL Date until the expiry of the original warranty period for any Product delivered to 3PARdata unless 3PARdata and Seller otherwise agree in writing. Seller shall allow 3PARdata to continue to purchase Seller drive carriers for installation on Products that have reached their EOL Date for the duration of the original warranty period or [***] after the EOL Date, whichever is more favorable to 3PARdata and provided 3PARdata has provided Seller with a forecast at the EOL Date. Prior to the end of the warranty period or [***] after EOL, 3PARdata can make a last time purchase of the drive carriers.

  (d) Seller will make reasonable efforts to support Products for a period of five (5) years after EOL. Warranty support shall be three (3) years after EOL or the remaining term of the warranty period. Level 3 technical support shall be provided beyond the original warranty period provided Seller retains staff knowledgeable on the Product in question.

  (e) Seller shall make available on a quarterly basis written [***] roadmap communications highlighting new and proposed EOL Products. 3PARdata will provide Seller with its non-binding forecasts once notified of a Product EOL

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  (f) For EOL drive chassis, new drives will continue to be qualified [***] (unless mutually agreed otherwise) for upgrade sales and to allow 3PARdata to continue to sell its inventory EOL Products. The disk qualification will be completed either by Seller or by 3PARdata (assuming Seller’s SBOD Product warranty is still in effect). Specific qualifications and qualification ownership will be agreed in advance of finalizing the EOL plan [***]

24. Safety Standards and Legal Compliance.

  (a) Seller shall provide 3PARdata with copies of the certifications for existing Products within two (2) weeks of execution of this Agreement and for new products to be purchased by 3PARdata under this Agreement, within two (2) weeks of certification, or at least three (3) months before general availability of such products. Such certifications shall include those certifications listed in Appendix D (collectively the “Certifications”). 3PARdata may share such Certifications with its VAR’s, OEMs or resellers, domestic or international.

  (b) Seller will promptly notify 3PARdata with respect to any matter to which Seller receives or develops knowledge with respect to the safe and/or reliable operation of the Product(s).

  (c) Seller shall provide 3PARdata with a summary of its ROHS and WEEE compliance program and milestones.

25. Insurance.

During the Term of this Agreement, Seller, at its sole cost and expense, shall carry and maintain all risk property insurance with sufficient limits to cover the replacement cost of all 3PARdata’s consigned equipment, components, raw material and work in process, and selling price for all 3PARdata’s finished goods.

26. Warranty.

  (a) Seller warrants that for a period of three (3) years from the date of delivery to 3PARdata, all Product(s), including all components thereof: (i) are new and unused (or used only to the extent necessary for testing as contemplated by this Agreement), will be free from defects in workmanship and manufacture; (ii) will conform to the product and test specifications incorporated by reference in Exhibit A; and (iii) neither contain, nor are they manufactured using, ozone depleting substances. Notwithstanding the foregoing, (i) disk drives shall be warranted for the duration of the manufacturers warranty and (ii) a drive chassis purchased from Seller without disk drives (i.e. 16-bay SBOD or its successor) shall only receive a warranty of one (1) year. All other terms of the disk drive warranty and 16-bay SBOD (or its successor) warranty shall be the same as above. Pricing for second and third year warranty for the 16-bay SBOD (or its successor) and fourth and five year warranty on all Products (including 16-bay SBOD or its successor) shall be as set forth in Exhibit C. SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO PRODUCT(S), AND EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. NEITHER SELLER NOR ANY OF ITS SUPPLIERS WARRANT THAT

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ANY PRODUCT, SOFTWARE OR PART THEREOF WILL MEET 3PARDATA’S REQUIREMENTS OR BESECURE OR ERROR-FREE. THIS SECTION 18 STATES SELLER’S ENTIRE LIABILITY AND 3PARDATA’S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. 3PARdata’s approval of Seller’s materials will not relieve Seller of any warranties.

  (b) Subject to Sections 26 (c) and (g) below, defective or non-conforming Product(s) shall be returned to Seller upon 3PARdata’s receipt of a RMA for such return. Seller shall issue RMA numbers within two (2) business days of 3PARdata’s request. 3PARdata shall return Products in the original shipping container, if possible, otherwise 3PARdata shall use a similar shipping container and such container shall be marked with the RMA number. Seller shall replace such rejected Products within ten (10) business days of receipt of the RMA. This date shall be deemed an Agreed Delivery Date for purposes of this Agreement. Seller shall provide a failure analysis report (FA-1) to 3PARdata on non-conforming Product(s) within ten (10) business days return to Seller. A full root cause failure analysis shall be made available to 3PARdata, upon request, within thirty (30) days.

  (c)        Product(s) which fail to meet the warranty set forth above within thirty-seven (37) days of delivery to 3PARdata’s customer shall be considered early life failures (“ELF”). Seller shall provide advance replacement Product (which shall be new and unused) within twenty-four to forty-eight (24-48) hours, of notification of an ELF by 3PARdata to Seller. This date shall be deemed an Agreed Delivery Date for purposes of this Agreement. 3PARdata shall return the ELF Product to Seller using the RMA process set forth in Section 26(b) above within fourteen (14) days after receipt of an RMA from Seller.

  (e)        Any repaired or replaced Product(s) shall assume the same (coterminous) warranty set forth above for the replaced Product. Product that fails after the warranty period has expired shall be repaired or replaced within twenty-one (21) days after the failed Product has been returned to Seller. Products repaired after the original warranty period shall be subject to a new one (1) year warranty period. Out of warranty service shall be provided at Seller’s standard terms, conditions, and rates.

  (f) Subject to 3PARdata’s rights with respect to Sections 26(c) and (g) hereof, such repair or replacement shall be 3PARdata’s exclusive remedy and Seller’s sole liability for any breach of the warranty set forth in this Section 26.

  (g) Seller shall be obligated to repair or replace all (or any portion, if agreed with 3PARdata) of a series of Products (for example, a range of serial numbers) that suffer from an “Epidemic Failure” during the warranty period. Epidemic Failures for a series of Products or their components shall be deemed to have occurred if the Products and/or their components suffer from the Epidemic Failure Rates set forth in Exhibit E. [***] If Seller determines that the recalled or field retrofit Product is repairable or upgradeable, Seller shall provide 3PARdata with a

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seed stock as needed for all customer sites affected as soon as reasonably possible, but no more than a three month period from consensus between the parties that an Epidemic Failure exists pursuant to Exhibit E. 3PARdata will return defective parts to be repaired. Such repair will be cycled within a mutually agreed upon time. If Seller determines that the recalled Product or Product that is proposed for field retrofit is not repairable, Seller shall replace such Products with new Products as soon as reasonably possible. [***].

  (h) Limitation of Liability for Epidemic Failure. In no event shall Seller’s total liability for reimbursement of the remediation expenses set forth in Section 26 (g) above for each unit of the Product affected by a particular Epidemic Failure, exceed [***].

  (i) Software and Firmware Support. Any software and/or firmware incorporated in the Product (including HDD firmware, embedded switch firmware, SBOD firmware, SBOD management software) shall be supported by Seller for a period [***].

  (j) 3PARdata shall be provided with access to all outstanding bugs related to the 3PARdata’s purchase of Products pursuant to this Agreement. A ticket system will be in place to track and close open issues.

  (k) Escalation support - Seller shall provide a procedure for the escalation of Product design defects and problem resolution for Products under warranty or that Seller has otherwise agreed to support. 3PARdata will be provided with access to Seller’s database of known problems, knowledge base or access to on-line information related to the Products. Seller will provide 3PARdata with Product and service documentation along with training materials if available.

The escalation procedures should include electronic or phone depending on the defined severities.

All level 1 and level 2 support issues will be addressed by 3PARdata.

3PARdata level 1 and level 2 teams will have direct contact with the Seller’s level 3 support team during normal business hours. This team “follows the sun” – California, Asia, UK. Callback is within 1 hour; weekend is best efforts.

Seller’s email and 800 numbers will log requests 24/7.

Contacts: Seller’s pre- and post-production contacts shall be provided to 3PARdata separately

Each party’s level 2 and level 3 support responsibilities shall be agreed and documented once 3PARdata’s Engineering Department has completed its initial testing of the Product.

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  (l) Consigned Field Replacement Units (FRU). 3PARdata will be responsible for purchasing FRU units for stocking in 3PARdata depots. Seller will provide 3PARdata with a FRU price list for depot stocking [***]. Seller will offer 3PARdata with a discount on FRU’s purchased for its initial depot stocking [***].

  (m) If the repair or replacement of a Product is not reasonably feasible, then the purchase price paid by 3PARdata for such Product shall be credited or refunded. Credits shall only be applied if there are outstanding orders.

  (n) Secure Site Returns. For Products located at restricted facilities that do not perform as warranted. Seller will replace or offer a credit for [***] in-warranty Products per quarter, via a “Certificate of Destruction”. Anything more [***] shall be handled via the return of both the Top Cover and PCBA. 3PARdata shall request the option to return via either the COD method or Top Cover and PCBA method. Restricted areas are defined, as government or quasi government sites in which in-warranty Products cannot be returned in whole for repair or replacement. If a situation occurs that falls outside of this provision, both parties shall reach mutual agreement on its resolution which may include service charges or other costs necessary to support such a resolution.

27. Cancellation for Seller’s Default.

  (a) 3PARdata may, at any time prior to delivery, by written notice, cancel this Agreement in whole or in part, or any purchase order issued hereunder if, in 3PARdata’s good faith opinion, Seller has:

(i)     becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors; or

(ii)     is otherwise in material default of any obligations under this Agreement and such default is not cured within thirty (30) days of 3PARdata’s notice of such default.

  (b) If all or a portion of this Agreement or any purchase order is canceled for Seller’s default, 3PARdata may, in addition to all other remedies that may be available to 3PARdata, require Seller to transfer title and to deliver to 3PARdata, in the manner and to the extent directed by 3PARdata, provided that 3PARdata pays for such property pursuant to this Section 27(e), below:

(i)     any completed items not yet delivered; and/or

(ii)     any partially completed items and materials that Seller has produced or acquired for the performance of the terminated portion.

  (c) 3PARdata will pay Seller the following amounts for property for which title has been transferred and delivery completed under Section 27(c) above:

(i)     the contract price for any completed Product(s) in accordance with this Agreement; or

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(ii)   the actual costs incurred by Seller which are properly allocable under recognized commercial accounting practices to the terminated portion of this Agreement, plus a fair and reasonable profit on such costs (as reasonably agreed to by the parties) with respect to partially completed Product(s) and materials that Seller has produced or acquired for the performance of the terminated portion of this Agreement. With respect to work in progress, if it appears that Seller would have sustained a loss on the order, no profit will be allowed, and an adjustment will be made reducing the amount of the settlement to reflect the indicated rate of loss.

  (d) Payments made under this Section 27 may not exceed the aggregate price specified in this Agreement or purchase order(s) under this Agreement less payments otherwise made or to be made. Any amounts payable for property lost, damaged, stolen or destroyed prior to delivery to 3PARdata will be excluded from amounts otherwise payable to Seller under this Section 27.

  (e) Both parties agree to negotiate in good faith the settlement of any dispute that may arise under this Agreement. Pending settlement of any dispute, Seller agrees to continue to fabricate and deliver Product(s) under the terms of this Agreement as directed by 3PARdata.

  (f) If 3PARdata terminates this Agreement pursuant to Section 27 (a)(i) above then Seller will provide 3PARdata with access to its tooling, components, code, and manufacturing rights to allow 3PARdata or its contract manufacturer the right to continue to manufacture and sell the Products as contemplated by this Agreement. 3PARdata shall pay Seller a royalty [***] for each unit of the Product it manufactures and sells resulting from the rights granted in this Section 27(f). The access and use rights granted in this Section 27(f) shall only be effective until Seller is no longer deemed to be bankrupt or insolvent under the laws of the applicable jurisdiction

28. Termination by Seller.

Seller may terminate this Agreement:

(i)     immediately if 3PARdata becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors; or

(ii)     within thirty (30) business days, if 3PARdata fails in performance of any material obligation under this Agreement and Seller has provided 3PARdata with notice of such failure to perform such material obligation, provided, that 3PARdata has not cured, or taken action that with the passage of time shall cure, such failure prior to the lapse of such thirty (30) business day period.

29. Indemnity.

  (a)    General Indemnification.

(i)     Each party will defend the other party and the other party’s personnel against third party claims that allege personal injury or damage to real or tangible property caused by a party’s intentional or willful misconduct or negligence and such party shall pay all damages, costs

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and attorneys fees awarded against the aggrieved party, or that are part of a settlement agreed to by the indemnifying party in its discretion.

(ii)      The indemnifying party’s obligations under this Section 29(a) shall be contingent on the damaged party: (x) notifying the indemnifying party promptly in writing of any claims; (y) giving the indemnifying party sole control of such defenses and settlement negotiations; and (z) giving the indemnifying party proper and full information and assistance to settle and/or defend any such claim. Failure by the damaged party to notify the indemnifying party promptly in writing of such claim will relieve the indemnifying party of its obligations under this Section only to the extent that the indemnifying party’s ability to defend the claim is prejudiced by such lack of notice.

  (b) Patent and Copyright Indemnification.

(i)      Subject to the limitations set forth in this Section 29, Seller shall defend, or at its option, settle any claim or action against 3PARdata and hold 3PARdata harmless from any and all liabilities, damages, expenses, settlements and costs (including reasonable attorneys fees) incurred or awarded by or against 3PARdata, arising from or occurring as a result of any third party claim or action alleging that the Product(s) infringe any patent or copyright or other intellectual property right in the United States, the European Union, Japan, Korea, Singapore, Hong Kong or Australia.

(ii)    Procedure: Seller’s obligation to indemnify 3PARdata under this Section 36 shall be subject to 3PARdata: (i) promptly notifying Seller in writing within 10 days of first learning of the claim or action giving rise to the indemnity; (ii) providing Seller with sole and exclusive control over the defense and/or settlement of such action or claim; and (iii) providing Seller with proper and full information and reasonable assistance to defend and/or settle any such claim or action.

(iii)      Exceptions: Seller will have no liability under this Section 29 and 3PARdata will defend, or settle any claim or action and hold Seller harmless from any and all liabilities, damages, expenses, settlements and costs (including reasonable attorneys fees) incurred or awarded by or against Seller for any claim or action where such claim or action results from: (x) modification of the Product(s) unless such modification was made or authorized by Seller; (y) compliance with 3PARdata’s designs, specifications or instructions; or (z) 3PARdata’s use of the Products in any manner inconsistent with the terms of this Agreement or any document provided by Seller. Notwithstanding anything to the contrary, Seller shall not be liable for any claim based on 3PARdata’s use of the Product(s) after Seller has informed 3PARdata of modifications of the Product(s) required to avoid such claims and offered to implement those modifications, if such claim would have been avoided by implementation of Seller’s suggestions.

(iv)      Infringement Remedies: If the Product(s) become or are likely to become the subject of an infringement claim or action, Seller may at its sole option: (x) procure, at no cost to 3PARdata, the right to continue using the Product(s); (y) replace or modify the Product(s) to render them non-infringing; or (z) if, in Seller’s reasonable opinion, neither (x) nor (y) above are commercially feasible, immediately terminate Seller’s obligations under this Agreement with regard

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to such Product(s), and, if 3PARdata returns such Product(s) to Seller, refund to 3PARdata the price originally paid, less reasonable depreciation, by 3PARdata to Seller for such Product(s).

(v)      THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF SELLER AND THE EXCLUSIVE REMEDY OF 3PARDATA WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, AND OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCT(S).

30.      LIMITATION OF LIABILITY. WITH THE EXCEPTION OF LOSS OR LIABILITY ARISING OUT OF A BREACH OF SECTION 19 (CONFIDENTIAL INFORMATION), SECTION 20 (INTELLECTUAL PROPERTY RIGHTS) OR SECTION 29 (INDEMNITY), IN NO EVENT WILL EITHER 3PARDATA OR SELLER BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN. WITH THE EXCEPTION OF LOSS OR LIABILITY ARISING OUT OF A BREACH OF SECTION 19 (CONFIDENTIAL INFORMATION), SECTION 20 (INTELLECTUAL PROPERTY RIGHTS) OR SECTION 29 (INDEMNITY), IN NO EVENT SHALL A PARTY’S TOTAL AND AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED [***].

31. Force Majeure.   Neither party shall be liable for any delay or failure in performance hereunder caused by acts of God or other causes beyond the parties’ control and without fault or negligence. In the event Seller fails to deliver Product due to such causes, 3PARdata may suspend this Agreement in whole or in part for the duration of the delaying cause, and at 3PARdata’s option, buy the Product(s) or similar products elsewhere and deduct from any purchase order to Seller the quantity so purchased. Seller shall resume performance under this Agreement immediately after the delaying cause ceases. In addition, if the force majeure event does not affect other Seller manufacturing locations capable of producing Products, then Seller shall manufacture the Products and make the same available to 3PARdata from such other locations and use all reasonable efforts to meet the Agreed Delivery Dates.

32. Government Contracts.   Seller will promptly notify 3PARdata if Seller becomes, or with the passage of time will become, ineligible to perform contracts or subcontracts under Federal Acquisition Regulations.

33. Survival.   Notwithstanding the termination or expiration of the Initial Term of this Agreement or any Extended Term thereof, it is acknowledged and agreed that those rights and obligations which by their nature are intended to survive such expiration or earlier termination shall survive. All obligations to return information and materials shall survive the termination of this Agreement.

34. Relationship of Parties.

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  (a) Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party’s name.

  (b) Nothing stated in this Agreement shall be construed as constituting Seller and 3PARdata as partners, joint venturers, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, or principal and agent.

35. Publicity.   Neither 3PARdata or Seller shall publicize or disclose the existence or terms and conditions of this Agreement, or any transactions hereunder, without the express, prior written consent of the other, except as may be required under the rules and regulations of the United States Securities Exchange Commission.

36. Administration.

  (a) 3PARdata and Seller shall each assign an individual to administer this Agreement throughout this term:

3PARdata’s Administrator shall be:

Raj Vrittamani

Director, Operations

4209 Technology Dr., Fremont, CA 94538

Tel: 510 668 9306

Seller’s Administrator shall be:

___________________

___________________

___________________

  (b) Each party shall inform the Administrator of the other in writing of a change of Administrator or such Administrator’s address or telephone number.

  (c) Any notice required or permitted to be given under this Agreement shall be given in writing and shall be addressed to 3PARdata or Seller, as the case may be, at the address set forth above or at such other address as may be given in writing and: (i) deposited, postage prepaid, certified mail, return receipt requested, in the United States mail; (ii) transmitted by facsimile with a confirming copy immediately mailed thereafter; or (iii) delivered by a messenger or overnight delivery service.

37. General.   This Agreement and all of its referenced Exhibits and Appendices, which are incorporated herein by reference as if set forth in full, together with all purchase orders, but not the preprinted terms and conditions thereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, negotiations and communications, oral or written, between the parties with respect to the subject matter

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hereof. No deviation from these provisions shall be binding unless in writing and signed by an authorized representative of the party to be charged.

Except as specifically set forth herein, all rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any provision shall not be deemed a waiver of future enforcement of that or any other provision. In the event that any portion of this Agreement shall be held to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect and the parties shall negotiate substitute provisions for those provisions held to be unenforceable that most nearly effect the parties intent in entering into this Agreement.

38. Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, except that body of law of California law concerning conflicts of law. The parties agree that the exclusive jurisdiction and venue of any action between the parties arising out of this business relationship, including disputes that may arise following termination of this Agreement, shall be the Superior Court of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of such action.

39. Assignments.

  (a) The rights, duties and obligations of Seller under this Agreement may not be subcontracted or assigned in whole or in part by operation of law or otherwise without the prior express written consent of 3PARdata, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be null and void. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

Notwithstanding the above, in the event Seller’s business is acquired by a competitor to 3PARdata, then Seller shall, subject to Section 29 above, continue to sell Products to 3PARdata pursuant to the terms of this Agreement for a period of twelve (12) months from the date of such acquisition. Thereafter, Seller and/or its acquirer shall have a right to immediately terminate this Agreement upon written notice to 3PARdata. The price of such Products shall not exceed the “not to exceed” pricing set forth in Section 4(a).

  (b) 3PARdata shall not assign its rights duties and obligations under this Agreement without the prior written approval of Seller, which approval Seller shall not unreasonably withhold, provided, however, that 3PARdata may assign this Agreement without the prior written approval of Seller to a person or entity into which 3PARdata has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

Notwithstanding the above, in the event 3PARdata enters into an OEM arrangement for the sale of its products, which incorporate the Products the subject of this Agreement, then Seller agrees to enter into a purchase agreement with such OEM for the sale and supply of Products to the OEM. Provided 3PARdata can demonstrate that it was instrumental in causing the OEM to enter into a new

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or enhanced business relationship with Seller as a result of its being an OEM of 3PARdata then, in the event any of the terms and conditions negotiated between Seller and the OEM are more favorable that the terms and conditions contained in this Agreement, Seller agrees to provide 3PARdata with the option to amend this Agreement to allow 3PARdata to substitute any of the terms and conditions of this Agreement with the more favorable terms and conditions negotiated with the OEM.

40. Resale, Lease or Sublicense of Products.   Seller grants 3PARdata a worldwide, nonexclusive right and license to use, sell, distribute, resell, lease and, in the case of software, sublicense (“Sales”) any Seller products and components including third party products or components included therein listed in Exhibit A and associated documentation supplied therewith. Such Sales may be made under 3PARdata’s logo and on 3PARdata’s sale and license forms or with those logo’s and sale and licensing forms of its distributors and resellers. 3PARdata may remove any of Seller’s logos, trade names and the like on the Products and associated documentation.

41. Business Continuity Plan.   Within one month of execution of this Agreement, Seller shall provide 3PARdata with a copy of its business continuity plan in the event Seller suffers a catastrophe. Seller shall provide 3PARdata with any updates to such plan.

42. Harmful Code.   “Harmful Code” shall mean any computer code or programming instructions that are intentionally constructed with the ability to damage or otherwise adversely affect computer programs, data files or hardware without the agreement or intent of the user, and includes instructions known as worms and viruses. Seller will take all reasonable efforts and measures to ensure that any code provided in the Products shall not contain any Harmful Code. Seller will notify 3PARdata immediately of any suspected contamination, and take remedial action to remove any of the Harmful Code.

43. Quarterly business review. 3PARdata and Seller shall hold quarterly business review meetings to, among other things, measure performance, review roadmaps, review technical incident status/failure analysis, and review Product end-of-life plans.

IN WITNESS WHEREOF, the parties have caused this Agreement to executed by this duly authorized representatives.

Accepted for 3PARdata		Accepted for Seller

By:	/s/ David Scott	By:	/s/ Todd Gresham

Name:	David Scott	Name:	Todd Gresham

Title:	President & CEO	Title:	Senior Vice President

Date:	January 31, 2006	Date:	January 31, 2006

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EXHIBIT A

List of Products

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[***]

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EXHIBIT B

Initial Pricing

[***]

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EXHIBIT C

16-Bay SBOD Warranty Pricing

[***]

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EXHIBIT D

List of Certifications

Minimum Safety & other Regulatory Marks

UL, UL-C,

CSA

TUV

CE mark

VCCI-A

Part 15, FCC

Minimum Quality Certification

ISO 9001

** TL9000 ** optional

Environmental Certifications by Product:

WEEE Mark

RoHS CoC (Certification of Compliance of 6/6) and MCDS (material content data sheet)

or

RoHS CoE (Certification of Exemption/Exception 4/6, 5/6) and MCDS (material content data sheet)

or

MCDS, if CoC or CoE is not available, yet.

Note: MCDS is needed for JIG A & JIG B compliance verification and for ROHS verification (especially for the UK) and for CA, USA hazardous material verification guidelines.

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EXHIBIT E

EPIDEMIC FAILURES

[***]

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